                                                                     EXHIBIT 3.7


     For Ministry Use Only                         Ontario Corporation Number
A Usage exclusively Ministere                    Numero de la Societe en Ontario

                                                            1164133
                                                           ---------

 ...............January 11, 1996...............


                                                  Line            Comp   Method
                                                   no.     Stat   Type   Incorp
                                                  [O]      [0]    [A]     [3]

                                                  Share    Notice   Jurisdiction
                                                           Req'd
                                                  [S]       [N]       [ONTARIO]

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                           ARTICLES OF INCORPORATION
                             STATUTS CONSTITUTIFS

============
   Form 1
  Business
Corporations
    Act

 Formule 1
Loi sur les
  Societes
par actions
============

1.   The name of the corporation is:  Denomination sociale de la Societe:

     BROCKWAY STANDARD (CANADA), INC. / LES ENTERPRISES STANDARD BROCKWAY (CANADA), INC.

2.   The address of the registered office is:  Adresse du siege social:

                         250 Yonge Street, Suite 2400
--------------------------------------------------------------------------------
   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
          (Rue et numero ou numero de la R.R. et, s'il s'agit d' un
                     edifice a bureaux, numero du bureau)

                               Toronto, Ontario                      M5B2M6
--------------------------------------------------------------------------------
                     (Name of Municipality or Post Office)         (Postal Code)
                (Nom de la Municipalite, ou du bureau de poste)    (Code Postal)


                             in the    Municipality of Metropolitan Toronto
--------------------------             -----------------------------------------
(Name of Municipality,                 (County, District, Regional Municipality)
 Geographic Township) dans le/la (Comte, District, Municipalite Regionale) (Nom de la Municipalite,
 du Canton Geographique)

3.   Number (or minimum and               Nombre (ou nombres minimal et maximal)
     maximum number) of                   d'administrateurs:
     directors is:

                    Minimum: One (1)   Maximum: Twenty (20)

4.   The first director(s) is/are:

       Premier(s) administrateur(s):                       Canadian
       Residence, address, giving Street & No.             Resident
       or R.R. No. or Municipality and Postal Code.        State Yes/No
                                                           Canadien
                                                           Resident Oui/Non

First name, Initials and Surname     Adresse personnelle, y compris la rue et la
Prenom, Initiales et Nom de Famille  numero, le Numero de la R.R. ou, le Nom de la Municipalite et le Code Postal.
--------------------------------------------------------------------------------
David P. Hayford             820 Newport Terrace                    No
                             Alpharetta, Georgia
                             U.S.A. 30202

Michael J. Tobin                98 McGee Crescent                   Yes
                                Aurora, Ontario
                                Canada L4G 6L8

5.   Restrictions, if any,       Limites, s'il y a lieu, imposees aux activities
     on business the             commerciales ou aux pouboirs de la societe
     corporation may carry
     on or on powers the
     corporation may exercise.

     None


6.   The classes and any         Categories et nombre maximal, s'il y a lieu,
     maximum number of shares    d'actions que la socieete est autorisee a
     that the corporation is     emettre.
     authorized to issue.

     The Corporation is authorized to issue an unlimited number of shares designated as Common Shares.

7.   Rights, privileges,         Droits, privileges, restrictions et conditions,
     restrictions and            s'il y a lieu, rattaches a chaque categorie
     conditions (if any)         d'action et pouvoirs des administrateurs
     attaching to each class     relatifs a chaque categorie d'actions qui peut
     of shares and directors     etre emise en serie:
     authority with respect to
     any class of shares which
     may be issued in series:

     The rights of the holders of Common Shares of the Corporation are equal in all respects and include the rights,

     (a) to vote at all meetings of shareholders; and

     (b) to receive the remaining property of the Corporation upon dissolution.

8.   The issue, transfer or        L'emission, le transfert ou la propriete
     ownership of shares is/is     d'actions est/n'est pas restreinte. Les
     not restricted and the        restrictions, s'il y a lieu, sont les
     restrictions (if any) are     suviantes:
     as follows:

     No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

9.   Other provisions, if any, are:    Autres dispositions, s'il y a lieu:

     (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

     (b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

     (c) Subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

         (i)   borrow money on the credit of the Corporation;

         (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

         (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

         (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

         (v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

        Nothing in this subparagraph shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

     (d) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

10. The names and addresses of the incorporators are Nom et addresse des fondateurs

     First name, initials and    Full residence address or address of registered
     surname or corporate name   office or of principal place of business giving
     Prenom, initiale et nom     street & No. or R.R. No., municipality and
     de famille ou               postal code.
     denomination sociale        Adresse personnelle au complet, adresse du
                                 siege social ou adresse de l'etablissement
                                 principal, y compris la rue et le numero de
                                 la R.R., le nom de la municipalite et le code
                                 postal
--------------------------------------------------------------------------------
David P. Hayford                 820 Newport Terrace
                                 Alpharetta, Georgia
                                 U.S.A. 30202

Michael J. Tobin                 98 McGee Crescent
                                 Aurora, Ontario
                                 Canada L4G 6L8




These articles are signed        Les presents statuts sont signes en double
in duplicate                     exemplaire.
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            Signatures of incorporators / Signature des fondateurs



                                                    /s/ DAVID P. HAYFORD
                                                    ----------------------------
                                                    David P. Hayford


                                                    /s/ MICHAEL J. TOBIN
                                                    ----------------------------
                                                    Michael J. Tobin